SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2004

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A
(Former name or former address, if changed since last report)

Item 5.                                                           Other Events

On February 10, 2004, priceline.com Incorporated announced its financial results for the fiscal quarter and year ended December 31, 2003.  A copy of priceline.com’s consolidated balance sheets at December 31, 2003 and 2002 and consolidated statements of operations for the three and twelve months ended December 31, 2003 and 2002 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.                                                           Financial Statements and Exhibits

(c) Exhibits

99.1                           Priceline.com consolidated balance sheets at December 31, 2003 and 2002 and consolidated statements of operations for the three and twelve months ended December 31, 2003 and 2002.

99.2                           Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 10, 2004 relating to its 4th quarter ended December 31, 2003 earnings.

Item 12.                                                    Results of Operations and Financial Condition

On February 10, 2004, priceline.com Incorporated announced its financial results for the fiscal quarter ended December 31, 2003.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.2 to this Current Report on Form 8-K.

As set forth in more detail in the press release, for the 4th quarter 2003, priceline.com’s revenues were $180.2 million, gross profit was $31.8 million and gross margin was 17.7%.  Priceline.com reported net income for the 4th quarter 2003 of $2.2 million, or $0.06 per share.  For the twelve months ended December 31, 2003, priceline.com reported revenue of $863.7 million and net income applicable to common stockholders of $10.4 million, or $0.27 per share.  Priceline.com announced that for the 1st quarter 2004, it was targeting revenues roughly equal to the 1st quarter 2003 and net income per share of $0.06 to $0.10.  With respect to 1st quarter 2004 operating expenses, priceline.com announced that it expected advertising expenses of approximately $13.0 to $15.0 million, sales and marketing expenses of approximately $6.5 to $7.0 million, personnel costs of approximately $7.0 to $7.5 million, general and administrative expenses of approximately $3.5 million, information technology expenses of approximately $2.5 to $3.0 million, and depreciation and amortization expenses of approximately $2.3 million.  In addition, the company noted that it expected advertising expense in the first half of 2004 to exceed advertising expense in the second half of 2004.

The information set forth above and the attached press release contains forward-looking statements relating to priceline.com’s performance during 2004. A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 to be filed with the Securities and Exchange Commission in the first quarter of 2004.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 12 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date: February 10, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Priceline.com consolidated balance sheets at December 31, 2003 and 2002 and consolidated statements of operations for the three and twelve months ended December 31, 2003 and 2002.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 10, 2004 relating to its 4th quarter ended December 31, 2003 earnings.